UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

Norcraft Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-191607	37-1738347
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3020 Denmark Avenue, Suite 100
Eagan, MN 55121
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 27, 2014, Norcraft Companies, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Meeting”) to (i) elect one Class I director, and (ii) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. For more information about the foregoing matters, see the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2014.
As of May 6, 2014, the record date for the Meeting, there were 17,311,573 shares of common stock outstanding and entitled to vote on all matters. At the Meeting, 15,057,999 shares of common stock eligible to vote were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Meeting are set forth below.

Proposal 1: The election of one Class I director:

Name	For	Withheld	Broker Non-Votes
Michael Maselli	12,656,256	1,973,300	428,443

The Class I director nominee was duly elected.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstaining	Broker Non-Votes
14,970,084	87,915	0	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2014                    By:    ___/s/ Leigh Ginter__
Leigh Ginter
Chief Financial Officer